Exhibit 10.27






              CONSOLIDATED FREIGHTWAYS CORPORATION

           EXECUTIVE SPLIT-DOLLAR LIFE INSURANCE PLAN

                        2001 RESTATEMENT



                        TABLE OF CONTENTS

ARTICLE 1 Effective Date; Qualification                         1
     1.01 Effective Date; Plan Year                             1
     1.02 Plan Status                                           1

ARTICLE 2 Application to Company and Affiliates                 1
     2.01 Eligible Employers                                    1
     2.02 Adoption Procedure                                    2

ARTICLE 3 Eligibility and Participation                         2
     3.01 Eligibility                                           2
     3.02 Enrollment; Agreement                                 2

ARTICLE 4 Life Insurance Policy and Collateral Assignment       3
     4.01 Policy                                                3
     4.02 Premium Payments                                      4
     4.03 Collateral Assignment                                 4

ARTICLE 5 Duration of Coverage; Death Proceeds                  5
     5.01 Period of Employer Premiums                           5
     5.02 Retirement                                            5
     5.03 Possession of Policy                                  5
     5.04 Death Benefit Under Policy                            6

ARTICLE 6 Amendment; Termination                                6
     6.01 Amendment                                             6
     6.02 Termination                                           6

ARTICLE 7 Plan Administration                                   7
     7.01 Administrative Committee                              7
     7.02 Committee Powers and Duties; Administrator            7
     7.03 Claims Procedure                                      8
     7.04 Authority to Act for the Company or Employer          9
     7.05 Expenses                                              9
     7.06 Indemnification and Bonding                           9

ARTICLE 8 General Provisions                                   10
     8.01 Information for Administrator                        10
     8.02 Applicable Law                                       10
     8.03 Plan Binding on All Parties                          10
     8.04 Not Contract of Employment                           10
     8.05 Notices                                              10
     8.06 Designation of Beneficiary                           11

                         INDEX OF TERMS

A
Accumulated Premiums               5.03-3                     6
Administrator                      7.02-5                     8
Affiliate                          2.01-2                     1
Agreement                          3.02-2                     2
Annual Compensation                4.01-3                     3

B
Beneficiary                        8.06-1                    11
Board                              3.01                       2

C
Code                               2.01-2(a)                  1
Collateral Assignment              4.03-1                     4
Committee                          7.01-1                     7
Company                            Preamble                   1

D
Death Benefit                      4.01-1                     3

E
Early Retirement Date              5.02-1                     5
Employer                           2.01-3                     2
ERISA                              1.02                       1

I
Insurer                            4.01-1                     3

N
Normal Retirement Date             5.02-1                     5

P
Participant                        3.02-3                     3
Plan                               Preamble                   1
Plan Year                          1.01-2                     1
Policy                             4.01-1                     3

R
Retirement                         5.02-1                     5



              CONSOLIDATED FREIGHTWAYS CORPORATION
           EXECUTIVE SPLIT-DOLLAR LIFE INSURANCE PLAN
                        2001 RESTATEMENT


     Consolidated Freightways Corporation ("Company") established the Executive Split-Dollar Life Insurance Plan ("Plan"), effective January 1, 1994, to provide life insurance for certain of its executive employees during their employment and into their retirement. The Company adopts this 2001 Restatement to make technical and clarifying changes and to put the Plan into a document format similar to that of other employee benefit plans of the Company.

                            ARTICLE 1
                  Effective Date; Qualification

     1.01 Effective Date; Plan Year

          1.01-1    The effective date of this Restatement is
     January 1, 2001.

          1.01-2    "Plan Year" means the fiscal year of the
     Plan, which shall be the  calendar year.

     1.02 Plan Status

     The Plan is intended to constitute a welfare benefit plan under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for the purpose of providing life insurance benefits for a select group of executive employees. The Plan meets the requirements of Department of Labor regulations 29 C.F.R. 2520.104-24 and, as such, is exempt from ERISA's reporting and disclosure requirements.

                            ARTICLE 2
              Application to Company and Affiliates

     2.01 Eligible Employers

          2.01-1    The Company sponsors the Plan and any
Affiliate approved by the Company may adopt the Plan for its executive employees who are selected for eligibility.

          2.01-2    "Affiliate" means a corporation, person or
other entity that is one of the following:

               (a) A member, with an Employer, of a controlled group under section 414(b) of the Internal Revenue
          Code, as amended (the "Code").

               (b) A member, with an Employer, of a group of trades or businesses under common control under section
          414(c) of the Code.

               (c) A member, with an Employer, of an affiliated service group under section 414(m) of the Code.

               (d) A member, with an Employer, of a group of employers required to be aggregated under section
          414(o) of the Code.

          2.01-3    "Employer" means the Company and any adopting
Affiliate. A list of Employers appears in Appendix A. The Plan is a single plan maintained by multiple employers.

     2.02 Adoption Procedure

     An Affiliate may adopt the Plan by a statement in writing, signed by the Affiliate and approved by the Company. The statement shall include the effective date of adoption and any special provisions that are to be applicable only to employees of the adopting Affiliate.

                            ARTICLE 3
                  Eligibility and Participation

     3.01 Eligibility

     An employee of an Employer shall be eligible to enroll in the Plan for a Plan Year if the employee is selected to participate prior to the beginning of the Plan Year by the Board of Directors of the Company (the "Board") or by a committee of the Board or an officer to which the Board has delegated authority to make such selections. Once selected, an employee shall remain eligible until such selection is revoked by the Board or by a committee of the Board or an officer that has such delegated authority

     3.02 Enrollment; Agreement

          3.02-1    An employee who is selected under 3.01 may
enroll in the Plan by signing the Agreement and returning it to the Administrator within any time limit prescribed by the Administrator. The employee shall furnish such information and complete such forms relating to the employee's health and Plan coverage as are requested by the Administrator from time to time.

          3.02-2    "Agreement"  means a written agreement
between the selected employee and the employee's Employer in a form prescribed by the Administrator. The Agreement shall state the employee's election to participate in the Plan and agreement to the terms and conditions on which benefits of the Plan are provided.

          3.02-3    "Participant" means an eligible employee who
has enrolled in the Plan.   Participation shall begin on the
first day of the Plan Year and shall continue until 90 days after an event described in 5.03-1.

                            ARTICLE 4
         Life Insurance Policy and Collateral Assignment

     4.01 Policy

          4.01-1    The Employer shall purchase on behalf of each
Participant a split-dollar life insurance policy (a "Policy") from an insurer selected by the Company (the "Insurer"). The face value of the Policy shall be no less than the amount of the death benefit prescribed in 4.01-2 through 4.01-4 (the "Death Benefit").

          4.01-2    In the first two Plan Years a Policy is in
force, the Death Benefit shall be equal to the Annual Compensation of the Participant. In the fifth and subsequent Plan Years the Policy is in force the Death Benefit shall be equal to two times the Annual Compensation of the Participant.
In the third and fourth Plan Years a Policy is in force the Death Benefit shall be the following percentage of Annual Compensation for each of such Plan Years, rounded to the nearest whole $1,000.

               Plan Year in Force            Percentage
                    Third                        133%
                    Fourth                       167%

The Death Benefit shall be adjusted on May 1 of each Plan Year to reflect changes in Annual Compensation as of May 1 of that Plan
Year.

          4.01-3    "Annual Compensation" means the weekly salary
of the Participant on May 1 of the Plan Year, multiplied by 52. Annual Compensation does not include any payments made under the Employer's Incentive Compensation Plan or any other bonus plan of the Employer.

          4.01-4    During the first four Plan Years a Policy is
in force, the Employer will coordinate the Death Benefit under the Policy with the level of coverage provided under the Company's Group Life Insurance Plan so that the Participant will continually have a combined life insurance benefit equal to twice the Annual Compensation of a Participant. Such coordination will be accomplished by offsetting the level of coverage of the Company's Group Life Insurance Plan by the Death Benefit under the Policy.

          4.01-5    Each Participant will be the owner of the
Policy purchased on the Participant's life. As a result of such ownership, the Participant may designate the Beneficiary to whom the Death Benefit is payable.

     4.02 Premium Payments

          4.02-1    The Employer shall pay to the Insurer when
due the premiums required to keep each Policy purchased for its Participants in force.

          4.02-2    By weekly payroll deduction, the Participant
shall reimburse the Employer for a portion of the premium paid on the participant's Policy as follows:

               (a) The amount of the reimbursement shall equal the value of the economic benefit attributable to the life insurance protection provided to the Participant under the Plan.

               (b) The value of the economic benefit referred to in (a) shall be calculated by multiplying the Death
          Benefit times the rates described in (1) or (2) below, whichever produces the lower amount:

                    (1)  Until December 31, 2001, the Internal
               Revenue Service table P.S. 58 rates; or

                    (2) The Insurer's published annual renewable term life insurance rates available for all standard risks.

               (c) If the Participant is off the Employer's payroll system due to disability or an unpaid leave of absence, the Participant shall be required to continue reimbursement by payments to the Employer no less often than quarterly as a condition of continued participation in the Plan. The level of coverage during such disability period or leave of absence shall be based on the Participant's last Annual Compensation rate prior to commencement of the disability or leave.

     4.03 Collateral Assignment

          4.03-1    To secure the rights of the Employer to
receive payment of the Accumulated Premiums under 5.03-2 and all death proceeds in excess of the Death Benefit under 5.04, each Participant shall assign the Participant's Policy to the Employer as collateral using the Insurer's collateral assignment form ("Collateral Assignment").

          4.03-2 The Employer's rights under the Collateral Assignment are that of a mere lienholder for the payments the Employer is entitled to receive under 5.03-2 and 5.04 unless a Participant does not take possession of the Policy under 5.03. In that event, the Employer is entitled to keep the Policy in force or to surrender it in exchange for its full cash value.

          4.03-3    While the Collateral Assignment is in effect,
the Company shall have the sole right to direct the investment of policy cash value among the separate account funds offered under the Policy.

                            ARTICLE 5
              Duration of Coverage; Death Proceeds

     5.01 Period of Employer Premiums

     If a Participant continues to be selected for participation in the Plan and furnishes in a timely manner all information, documentation, or forms required by the Administrator, the Employer shall continue paying premiums on the Participant's Policy until the end of the 15th Plan Year the Policy has been in force or the Retirement of the Participant, whichever is later.

     5.02 Retirement

          5.02-1    "Retirement" means a termination of all
employment of the Participant with the Company and its Affiliates at or after Early Retirement Date or Normal Retirement Date. "Early Retirement Date" and "Normal Retirement Date" are defined in the Consolidated Freightways Corporation Pension Plan.

          5.02-2    If the Employer continues to pay premiums
under 5.01 after a Retirement of the Participant, the Participant's Death Benefit under the Policy shall be reduced to one times Annual Compensation. The reduced Death Benefit shall be determined on the basis of the Participant's Annual Compensation determined as of May 1 of the Plan Year of Retirement. The reduction shall take effect as of the January 1 following such Retirement and shall continue at that reduced level for the remainder of the period described in 5.01.

     5.03 Possession of Policy

          5.03-1    A Participant shall have the right to take
possession of the Policy upon any of the following:

               (a) Termination of employment with the Employer and its Affiliates before a Retirement.

               (b) Ceasing to be selected for participation in the Plan.

               (c) Reaching the end of the period for payment of premiums by the Employer under 5.01.

               (d)  Termination of the Plan under 6.02.

          5.03-2    For a period of 90 days after an event
described in 5.03-1, the Participant shall have the right to pay the Employer the amount of its Accumulated Premiums. If such payment is made, the Participant shall take possession of the Policy, which shall become the unrestricted property of the Participant. The Participant then may continue coverage by paying all the premiums or may surrender it in exchange for any remaining cash value. If the Participant does not pay the Employer the amount of its Accumulated Premiums, at the end of such 90 days the Policy shall become the unrestricted property of the Employer. At the Employer's request, the Participant shall execute any document(s) required by the Insurer to transfer ownership of the Policy to the Employer. At any time thereafter the Employer may surrender the Policy to the Insurer in exchange for its cash value or exercise any other right of ownership of the Policy. If the Participant dies after the Policy has become the unrestricted property of the Employer and while it remains in force, all the proceeds payable upon such death shall belong to the Employer.

          5.03-3    "Accumulated Premiums"  means the total
amount paid by the Employer as premiums on the Policy and not reimbursed by the Participant under 4.02-2, without any adjustment for earnings or time value.

          5.04 Death Benefit Under Policy

     Upon the death of a Participant while the Policy is in force, the amount of the Death Benefit shall be paid to the Beneficiary. All death proceeds in excess of the Death Benefit shall be paid to the Employer.

                            ARTICLE 6
                     Amendment; Termination

     6.01 Amendment

     The Company may amend the Plan at any time by a written instrument. Notice shall be given to each Participant of any amendment affecting the Participant's benefits under the Plan.

     6.02 Termination

     The Company may terminate the Plan as to all Participants at any time. Notice of the termination shall be given to the Participants at least 30 days before the effective date of the termination. Upon termination, each Participant shall have the right to take possession of the Participant's Policy as provided in 5.03-2.

                            ARTICLE 7
                       Plan Administration

     7.01 Administrative Committee

          7.01-1    "Committee" means the committee of three or
more persons appointed by the chief executive officer of the Company to administer the Plan. The Committee shall have a chair chosen from among its members and a secretary who need not be a member. Minutes shall be kept of all proceedings of the Committee. The Committee may act at a meeting by a majority vote of a quorum present or without a meeting by action recorded in a memorandum signed by a majority of the members. A majority of members shall constitute a quorum.

          7.01-2    Any member of the Committee may resign on 15
days' notice to the Company, and the chief executive officer of the Company may remove any Committee member without showing cause. All vacancies on the Committee shall be filled as soon as reasonably practicable. If a vacancy is not so filled, the number of members shall be reduced by the vacancy, but not below three. Until a new appointment is made, the remaining members of the Committee may act although less than a quorum.

          7.01-3    The Insurer shall be given the names and
specimen signatures of the Committee members, the chair and the secretary. The Insurer shall accept and rely on the names and signatures until notified of a change.

          7.01-4    Documents may be signed for the Committee by
the chair, the secretary or other persons designated by the Committee.

     7.02 Committee Powers and Duties; Administrator

          7.02-1    The Committee shall interpret the Plan, shall
decide any questions about the rights of Participants and Beneficiaries and in general shall administer the Plan. Any decision by the Committee within its authority shall be final and bind all parties. The Committee shall have absolute discretion to carry out its responsibilities.

          7.02-2    The Committee shall be the plan administrator
under federal laws and regulations applicable to plan administration and shall comply with such laws and regulations.
The secretary of the Committee shall be the agent for service of process on the Plan at the Company's address.

          7.02-3    The Committee shall keep records of all
relevant data about the rights of all persons under the Plan. The Committee shall determine the time, manner, amount and recipient of payment of benefits and the service of any employee and instruct the Insurer on payments.

          7.02-4    The Committee may delegate all or part of its
administrative duties to one or more agents and may retain advisors to assist it. The Committee may consult with and rely upon the advice of counsel who may be counsel for the Company.

          7.02-5    "Administrator" means the Committee or
another fiduciary for the Plan to whom the Committee has delegated duty and authority for the discretionary Plan functions in question.

     7.03 Claims Procedure

          7.03-1    Any person claiming a benefit, requesting an
interpretation or ruling under the Plan or requesting information under the Plan shall present the request in writing to the Administrator, who shall respond in writing as soon as practicable.

          7.03-2    If the claim or request is denied, the
written notice of denial shall state:

               (a)  The reasons for denial, with specific
          reference to the plan provisions on which the denial is based.

               (b) A description of any additional material or information required and an explanation of why it is necessary.

               (c) An explanation of the Plan's claim review procedure.

          7.03-3    The notice of denial normally will be given
within 90 days after the claim or request is received by the Administrator. If special circumstances require an extension of time for processing the claim or request, the Administrator may extend the time up to an additional 90 days and shall give notice of the extension to the claimant.

          7.03-4    Any person whose claim or request is denied
or who has not received a response within the time provided in 7.03-3 may request review by notice given in writing to the Administrator. A request for review is required to be submitted within 60 days after the date the notice of denial is given unless the Committee waives such requirement. The claim or request shall be reviewed by the Administrator, who may, but shall not be required to, have the claimant appear in person. On review, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          7.03-5    The decision on review shall normally be made
within 60 days. If an extension is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

     7.04 Authority to Act for the Company or Employer

          7.04-1    Except as provided in 7.04-2, all authority
of the Company or any Employer under this Plan shall be exercised by the chief executive officer of the corporation, who may delegate all or any part of such authority.

          7.04-2    The power to amend or terminate the Plan may
be exercised only by the Board of Directors of the Company, except as provided in 7.04-3.

          7.04-3    Any officer of the Company may amend the Plan
to make technical, administrative or editorial changes on advice of counsel to comply with applicable law or to simplify or clarify the Plan.

          7.04-4    The Board of Directors of the Company or of
an Employer shall have no administrative or investment authority or function. Membership on the Board shall not make a person a plan fiduciary.

     7.05 Expenses

          7.05-1    The Administrator shall not be compensated
for services. The Administrator shall be reimbursed for all expenses.

          7.05-2    The Company may elect to pay any
administrative fees or expenses. Otherwise the expenses and fees shall be paid from the cash value of the Policy

     7.06 Indemnification and Bonding

          7.06-1    The Company shall indemnify and defend any
Plan fiduciary who is an officer, director or employee of an Employer from any claim, loss, liability, or expense, including attorneys' fees, arising from any action or inaction in connection with the Plan, subject to the following:

               (a) Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not opposed to the best interests of the Plan.

               (b) Coverage shall be reduced to the extent of any insurance proceeds.

          7.06-2    Plan fiduciaries shall be bonded to the
extent required by applicable law for the protection of Plan assets.

                            ARTICLE 8
                       General Provisions

     8.01 Information for Administrator

          8.01-1    The Administrator may accept as correct and
rely on any information furnished by the Company or an Employer.
The Administrator may not demand an audit, investigation or disclosure of the records of the Company or any Employer.

          8.01-2    The Administrator may require satisfactory
proof of data from a Participant. The Administrator may adjust any benefit if an error in relevant data is discovered.

     8.02 Applicable Law

     This Plan shall be construed according to the laws of Washington except as preempted by federal law.

     8.03 Plan Binding on All Parties

     This Plan shall be binding upon the heirs, personal representatives, successors and assigns of all present and future parties.

     8.04 Not Contract of Employment

     This Plan shall not be a contract of employment between any Employer and any employee, and no employee may object to amendment or termination of the Plan. The Plan shall not prevent an Employer from discharging any employee at any time.

     8.05 Notices

     Except as otherwise required or permitted under other provisions of this Plan or under applicable law, any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postpaid as first-class mail. Notices to the Company, Employer, or the Administrator shall be directed to:

          Corporate Benefits Office
          Consolidated Freightways Corporation
          1621 NW 21st
          Portland, OR  97209
          PO Box 3680
          Portland, OR  97208

     8.06 Designation of Beneficiary

          8.06-1    "Beneficiary" means any death Beneficiary
named by the Participant in a designation of Beneficiary.

          8.06-2    Each Participant shall on request file with
the Administrator a designation of Beneficiaries and may change it from time to time. The designated Beneficiaries or other recipient described below shall receive any residual benefit after death of a Participant if no other person is entitled to it as a contingent annuitant or spouse or in any other capacity.

          8.06-3    If a Beneficiary dies after the death of a
Participant but before distribution to the Beneficiary, the benefit to which the Beneficiary was entitled shall be paid to the estate of the deceased Beneficiary.

          8.06-4    If no Beneficiary has been named or no named
Beneficiary is living when the Participant dies, the benefit shall be paid in the following order of priority:

               (a)  The Participant's surviving spouse.

               (b) The Participant's surviving children in equal shares.

               (c) The Participant's surviving parents in equal shares.

               (d)  The Participant's estate.

     8.06-5    If the Participant was married at the time a
designation of the spouse as Beneficiary was made and is no longer married to that spouse at the time of death, the benefit shall be paid as though the former spouse predeceased the Participant.

                         CONSOLIDATED FREIGHTWAYS CORPORATION



                         By  S.D. Richards
                         Name:  Stephen D. Richards
                         Title:  Sr. Vice President and General
                            Counsel
                         Executed:  March 5, 2001



              CONSOLIDATED FREIGHTWAYS CORPORATION
           EXECUTIVE SPLIT-DOLLAR LIFE INSURANCE PLAN

                           APPENDIX A

                       ADOPTING EMPLOYERS

                     (as of January 1, 2001)



     CF AirFreight Corporation

     Consolidated Freightways Corporation

     Redwood Systems, Inc.